CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of our report dated August 8, 2008 relating to the financial statements of National Renewable Energy Investment Fund appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Prospectus and Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Des Moines, Iowa

August 8, 2008